UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

Dynamic Biometric Systems, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-32706	20-4809793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14647 S. 50th Street, Suite 130 Phoenix, Arizona	85044
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 705-9110

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective June 30, 2008, Malone & Bailey, PC resigned as the independent registered public accounting firm for Dynamic Biometric Systems, Inc. (the "Company"). Since the engagement of Malone & Bailey, PC as the Company's principal independent accountant on January 1, 2007, Malone & Bailey, PC has not issued any reports or rendered any opinions on the Company's financial statements. There were no disagreements with Malone & Bailey, PC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure, and there were no "reportable events" as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934.

(b) Effective June 30, 2008, the Company engaged Moore & Associates, Chtd. ("Moore") to act as the Company's principal independent accountant. The Board of Directors of the Company approved the decision to engage Moore. The Company has not previously consulted with Moore regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company's financial statements or any matter that was the subject of a disagreement with its former accountants or a reportable event as those terms are defined in Item 304.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 16.1 Letter from Malone & Bailey, PC to the United State Securities and Exchange Commission regarding a change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC BIOMETRIC SYSTEMS, INC.
June 30, 2008	By:/s/ Richard C. Kim Richard C. Kim, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit 16.1 Letter from Malone & Bailey, PC to the United State Securities and Exchange Commission dated June 30, 2008.